Exhibit 99.1

Helix Technologies Announces Fourth Quarter and FY 2019 Results: Banner Year with Record Revenues, Expanding Gross Margins and Improving Cash Flow from Operations

Denver, CO, Mar. 30, 2020 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE — Helix Technologies, Inc, (OTCQB:HLIX) (the “Company”) today reported its results for the fourth quarter and fiscal year 2019. The Company will be hosting an earnings call today, March 30, 2020, at 4:30pm Eastern time. Call info can be found at the bottom of this release.

“2019 was a pivotal year for Helix Technologies. We made tremendous progress in rolling out our fully integrated suite of services, improved every metric across the business, expanded market share across business lines and assembled one of the strongest management teams in the industry” said Helix Technologies CEO and Executive Chairman Zachary L. Venegas. “By continuing to deliver strong operating outcomes on our strategic plan focused on critical infrastructure, we have positioned ourselves well for 2020, outgrowing competitors, while improving margins, and cash from operations: the trifecta of management metrics.”

Highlights of 2019 Include:

●	FY 2019 revenue of $15.3mm, up 60% from 2018
●	Q4 2019 Revenue of $4.3mm, up 24% from Q4 2018 and 14% from Q3 2019
●	Improved full year gross margin to 47%, up from 38% in 2018
●	Software gross margin improved to 70% in Q4 2019
●	Improved cash flow from operations 10%
●	Added strategic partnerships, increasing 3rd party integration revenue to over $320k in Q4
●	Closed and integrated Amercanex acquisition and rebranded to Helix Exchange
●	Expanded security operations to California accompanied by strong revenue growth
●	Launched Cannalytics product line with 100+ current clients already onboarded
●	Helped IL launch recreational sales
●	Expanded international footprint to Europe
●	Extended Delaware and Hawaii tracking contracts
●	Deployed Hemp Tracking plug-in for Delaware
●	Named 32nd fastest growing company in America by Deloitte’s Technology Fast 500
●	Received NCIA “Excellence in Innovation” Award

2019 saw continued growth for Helix Technologies, booking the highest revenues in company history led by large organic gains in software growth from commercial clients as Helix continued to lead the commercial seed-to-sale and POS sectors both domestically and internationally. This was underlined by a 11% sequential increase in recurring commercial software revenue in Q4. The rollout of new business lines while improving cash from operations underlined Helix’s ability to grow while remaining lean.

Conference Call Info:

We recommend calling in approximately 10 minutes prior to the start of the call. There will be live Q&A on the call as well, questions can also be submitted ahead of time or during the call to ir@helixtechnologies.com.

Interested parties can participate in the call using the following information:

●	Attendee Dial In: 866-342-8588 or 203-518-9865
●	Passcode or ID: 10256

If you can’t make the live call, a recording will be available here

Sign up for Helix Technologies Investor Updates here.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to fund our operations and pay any outstanding debt; fluctuations in our financial results; general economic risks; the volatile nature of the market for our products and services and other factors that could impact our anticipated growth; our ability to manage our growth; changes in laws and regulations regarding the cannabis industry and service providers in the cannabis industry; reliance on key personnel; our ability to compete effectively; security and other risks associated with our business; intellectual property risks; and other risk factors set forth from time to time in our SEC filings. Helix Technologies assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Helix Technologies, Inc.

Helix Technologies, Inc. (OTCQB: HLIX) is the leading provider of critical infrastructure services, helping owners and operators of licensed cannabis businesses stay competitive and compliant while mitigating risk. Through its proprietary technology suite and security services, Helix Technologies provides comprehensive supply chain management, compliance tools, and asset protection for any license type in any regulated cannabis market. While Helix provides services to the Cannabis and Hemp Industries, the Company does not deal directly with the plant or any derivative products. Helix Technologies’ products reach over 2,000 customer locations in 38 states and 9 countries and has processed over $20 billion in cannabis sales. For more information on Helix Technologies and to sign up for investor updates, visit us at www.helixtechnologies.com. and follow us on Facebook, Twitter and LinkedIn. Sign up for the CannaPulse Newsletter for legislative changes, software updates and more.

Media Contact:

Colt Peterson

Helix Technologies, Inc.

303-324-1022

press@helixtechnologies.com

IR Contact:

Scott Ogur, CFA

Helix Technologies, Inc.

ir@helixtechnologies.com